EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name: Starboard Enterprises, L.L.C.

Address: 400 Poydras Street

Suite 1560

New Orleans, LA 70130

Designated Filer: Alden J. Laborde

Issuer and Ticker Symbol: Gulf Island Fabrication, Inc. (GIFI)

Date of Event

Requiring Statement: 2/22/05

Starboard Enterprises, L.L.C.

By: /s/ Alden J. Laborde

Alden J. Laborde

President